                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-18061

                        [Redwood Trust, Inc. Letterhead]

                                   SCHEDULE A

Optional Cash Payments:

------------------------- ---------------------- ----------------------- ---------------------- -------------------
THRESHOLD PRICE &
  OPTIONAL CASH                                     OPTIONAL CASH           PRICING PERIOD
  DISCOUNT DATE            WAIVER DUE DATE         PAYMENT DUE DATE        COMMENCEMENT DATE     INVESTMENT DATE
------------------------- ---------------------- ----------------------- ---------------------- -------------------
November 29, 2001         December 4, 2001       December 6, 2001        December 7, 2001       December 21, 2001
------------------------- ---------------------- ----------------------- ---------------------- -------------------

December 27, 2001         January 2, 2002        January 4, 2002         January 7, 2002        January 22, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

January 29, 2002          February 1, 2002       February 5, 2002        February 6, 2002       February 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

February 27, 2002         March 4, 2002          March 6, 2002           March 7, 2002          March 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

March 29, 2002            April 3, 2002          April 5, 2002           April 8, 2002          April 22, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

April 29, 2002            May 2, 2002            May 6, 2002             May 7, 2002            May 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

May 30, 2002              June 4, 2002           June 6, 2002            June 7, 2002           June 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

June 27, 2002             July 2, 2002           July 5, 2002            July 8, 2002           July 22, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

July 30, 2002             August 2, 2002         August 6, 2002          August 7, 2002         August 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

August 29, 2002           September 4, 2002      September 6, 2002       September 9, 2002      September 23, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

September 26, 2002        October 1, 2002        October 3, 2002         October 4, 2002        October 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

October 29, 2002          November 1, 2002       November 5, 2002        November 6, 2002       November 21, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

November 29, 2002         December 4, 2002       December 6, 2002        December 9, 2002       December 23, 2002
------------------------- ---------------------- ----------------------- ---------------------- -------------------

December 26, 2002         December 31, 2002      January 3, 2003         January 6, 2003        January 21, 2003
------------------------- ---------------------- ----------------------- ---------------------- -------------------

DIVIDENDS REINVESTED:
COMMON AND PREFERRED DIVIDENDS

Record Date                                        Investment Date
-----------                                        ---------------
March 29, 2002                                     April 22, 2002
June 28, 2002                                      July 22, 2002
September 30, 2002                                 October 21, 2002
December 31, 2002                                  January 21, 2003

(1) The dates indicated are those expected to be applicable under the Plan with respect to future dividends, if and when declared by the Board of Directors. The actual record and payment dates will be determined by the Board of Directors and are subject to change.

FOR FUTURE REFERENCE:

============================ ================= ================= ===================== ========================
THRESHOLD PRICE & OPTIONAL                      OPTIONAL CASH       PRICING PERIOD
  CASH DISCOUNT SET DATE     WAIVER DUE DATE   PAYMENT DUE DATE   COMMENCEMENT DATE        INVESTMENT DATE
============================ ================= ================= ===================== ========================
5 business days prior        2 business days
to Optional Cash             prior to          1 business day    10 trading days       The 21st (or first
Payment Date                 Optional          prior to          prior to Investment   business day thereafter)
                             Cash Payment      Pricing Period    Date
                             Date
============================ ================= ================= ===================== ========================